UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013 (February 8, 2013)

Mabwe Minerals Inc.

(Exact name of registrant as specified in its charter)

Wyoming	0-53585	36-4739442
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane Freehold, NJ Suite 134		07728

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2013, the registrant's 49% owned affiliate, Mabwe Minerals Zimbabwe (Private) Ltd., was issued as beneficiary an irrevocable documentary letter of credit from Baker Hughes Oilfield Operations, Inc. in the documentary credit amount of $3 million per lot of crude barite (or a total of $9 million) to pay for shipments from Beira, Mozambique to any U.S. Gulf port of three lots of barite meeting the specifications set forth in the letter of credit. The first shipment must be made between June 1, 2013 and August 31, 2013, the second shipment must be made between September 1, 2013 and November 30, 2013 and the third shipment must be between December 1, 2013 and March 1, 2014. The above summary of the letter of credit is qualified by reference to the complete text of the letter of credit attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter of Credit from Baker Hughes Oilfield Services, Inc. to Mabwe Minerals Zimbabwe (Private) Ltd. dated February 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2013	Mabwe Minerals Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and CEO